EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 52 to the Registration Statement) (the "Registration Statement") of MFS(R) Series Trust V (the "Trust") (File Nos. 2-38613 and 811-2031), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 45 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 1998.




                                        JAMES R. BORDEWICK, JR.
                                        -----------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
July 26, 2002